UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2022

SOLUNA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-40261	14-1462255
(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

(518) 218-2550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2022, Soluna Holdings, Inc. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Univest Securities, LLC (“Univest”) pursuant to which the Company may sell, at its option, up to an aggregate of $10,000,000 in shares of its 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Shares”) through Univest, as sales agent. Sales of the Shares made pursuant to the Sales Agreement, if any, will be made under the Company’s previously filed and currently effective shelf Registration Statement on Form S-3 (Registration No. 333-261427) (the “Registration Statement”). Prior to any sales under the Sales Agreement, the Company will deliver a placement notice to Univest that will set the parameters for such sale of Shares, including the number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made.

Subject to the terms and conditions of the Sales Agreement, Univest may sell the Shares, if any, only by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly through the Nasdaq Stock Market LLC (“Nasdaq”) or any other trading market on which the Shares are listed or quoted or to or through a market maker. In addition, subject to the terms and conditions of the Sales Agreement, with the Company’s prior written consent, Univest may also sell Shares by any other method permitted by law, or as may be required by the rules and regulations of Nasdaq or such other trading market on which the Company’s common stock is listed or quoted, including, but not limited to, in negotiated transactions. Univest will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares in accordance with the terms of the Sales Agreement and any applicable placement notice. The Company cannot provide any assurances that Univest will sell any Shares pursuant to the Sales Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the offering of the Shares. Pursuant to the terms of the Sales Agreement, the Company also provided Univest with customary indemnification rights, including indemnification against certain liabilities under the Securities Act. The Company will pay Univest a commission in cash equal to 3% of the gross proceeds from the sale of the Shares under the Sales Agreement, if any. Either party may terminate the Sales Agreement in its sole discretion at any time upon written notice to the other party.

A copy of the Sales Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1.

The Company is filing the opinion of its counsel, Sullivan & Worcester LLP, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	1.1	At-the-Market Issuance Sales Agreement

	5.1	Opinion of Sullivan & Worcester LLP

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

By:	/s/ Jessica L. Thomas
Name:	Jessica L. Thomas
Title:	Chief Financial Officer

Dated: June 9, 2022